Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

AEI CAPFORCE II INVESTMENT CORP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001 per share, one redeemable warrant and one Right to acquire 1/10 of one Class A ordinary share(2)	—	11,500,000	$10.00	$115,000,000.00	$0.0000927	$10,661.00
	Equity	Class A ordinary shares included as part of the units(3)	—	11,500,000	—	—	—		(4)
	Equity	Redeemable warrants included as part of the units(3)	—	11,500,000	—	—	—		(4)
	Equity	Rights included as part of the Units	—	11,500,000	—	—	—		(4)
	Equity	Class A ordinary shares underlying the Rights included as part of the Units		1,150,000	$10.00	$11,500,000.00	$0.0000927	$1,066.10
			Total:			$126,500,000.00	$0.0000927	11,727.10

		Total Offering Amounts				$126,500,000.00		$11,727.10
		Total Fees Previously Paid						$10,660.00
		Total Fee Offsets						$0
		Net Fee Due						$1,066.60

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)	Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares, 1,500,000 redeemable warrants and 1,500,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date